UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007

Chicago Mercantile Exchange Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The purpose of this Form 8-K is to file the opinion of Skadden, Arps, Slate, Meagher & Flom LLP and the opinion of Mayer, Brown, Rowe & Maw LLP, in each case, as an exhibit to the Registration Statement on Form S-4, File No. 333-143282, filed by Chicago Mercantile Exchange Holdings Inc. (“CME Holdings”) with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 5, 2007, as supplemented by the supplement to the joint proxy statement/prospectus, filed as Exhibit 99.1 to CME Holdings’ Current Report on Form 8-K on June 18, 2007.

The information contained in this Form 8-K (and in the Exhibits hereto) is incorporated by reference into the above-mentioned Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding material federal income tax consequences relating to the special dividend and the exercise rights, as described in the supplement to the joint proxy statement/prospectus.

8.2	Opinion of Mayer, Brown, Rowe & Maw LLP regarding material federal income tax consequences relating to the special dividend and the exercise rights, as described in the supplement to the joint proxy statement/prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

By:	/s/ Kathleen M. Cronin
Kathleen M. Cronin
Managing Director, General Counsel and Corporate Secretary

Dated: June 20, 2007

EXHIBIT INDEX

Exhibit Number	Description

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding material federal income tax consequences relating to the special dividend and the exercise rights, as described in the supplement to the joint proxy statement/prospectus.

8.2	Opinion of Mayer, Brown, Rowe & Maw LLP regarding material federal income tax consequences relating to the special dividend and the exercise rights, as described in the supplement to the joint proxy statement/prospectus.